EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement") is being made as of the 29th day of December, 1997 by and among MARKETING SERVICES GROUP, INC., ("MSGI"), a Nevada corporation, having its principal office at 333 Seventh Avenue, New York, New York, STEPHEN M. REUSTLE ("Employee"), an individual residing at 149 Eagle Road, Newtown, PA 18940, and Media Marketplace, Inc., a Pennsylvania
corporation, and Media Marketplace Media Division, Inc., a Pennsylvania corporation (each a "Company", collectively, the "Companies").

                              W I T N E S S E T H:

                  WHEREAS,  pursuant to a Stock Purchase  Agreement  among MSGI,
Employee  and  Thomas  R.  Kellogg,   dated   December  8,  1997  the  Companies
contemporaneously herewith will become wholly-owned subsidiaries of MSGI; and

                  WHEREAS, MSGI desires to have Employee continue as President and Chief Executive Officer of the Companies and Employee desires to be employed by the Companies as President and Chief Executive Officer of each, upon the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.  Nature of Employment; Term of Employment.
(a) MSGI and each Company hereby employs Employee and Employee agrees to serve each Company as its President and Chief Executive Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until December 31, 2000 (the "Initial Term"). This Agreement shall automatically be renewed for one (1) additional year period (the "Renewal Term" and the Initial Term collectively, the "Employment Term") upon terms no less favorable than the terms existing in the third year of the Employment Term, unless MSGI or Employee gives written notice to the other party of its intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term.

(b) MSGI shall consider electing Employee to MSGI'S Board of Directors within 30 days following the end of MSGI's first fiscal year of the Initial Term. MSGI will maintain directors' and officers' liability insurance coverage for Employee throughout the period that Employee serves on MSGI's Board of Directors to the same extent it maintains such insurance for all other officers and directors of MSGI. Whenever during the Employment Term, Employee is not a member of MSGI's Board of Directors, he shall be given due notice of, and shall have the right to attend, each meeting of MSGI's Board of Directors and shall be given all information provided to Board Members.

                  2. Duties and Powers as Employee.
During the Employment Term, Employee agrees to devote all of his full working time, energy and efforts to the business of the Companies. In performance of his duties, Employee shall be subject to the reasonable direction of the Chief Executive Officer of MSGI and the Board of Directors of MSGI. Employee shall be available to travel as may reasonably be required by the needs of the Companies' or MSGI's business. Employee agrees that the Companies or MSGI may obtain a life insurance policy on the life of Employee naming the Companies or MSGI as the beneficiary thereof. Employee shall consult with the Chief Executive Officer of MSGI on any single expenditure by either of the Companies in excess of $10,000 or compensation payments by either of the Companies to an employee or a consultant that alone or in the aggregate exceeds $75,000 per annum. Subject to the foregoing obligations to consult, Employee shall have sole authority over all staffing decisions for the Companies.

                  3.  Compensation.
As compensation for his services hereunder, MSGI and the Companies shall pay Employee a salary (the "Base Salary"), payable in equal semi-monthly installments, in the aggregate at the annual rate of $250,000 for each year of the Employment Term. Except as otherwise provided by this Agreement, Employee shall participate in all present or future employee benefits of the Companies or MSGI for which officers of MSGI or officers of a Company are eligible. The benefits received by Employee from such benefit plans shall be no less favorable to him than benefits (including life and disability insurance and medical benefits) currently received by Employee from the Companies. During the Employment Term, Employee shall be eligible for consideration for stock options and bonuses to the same extent as are other key management personnel of MSGI and the Companies.

                  4.  Earnout
MSGI and the Companies shall pay Employee an earnout payment (the "Earnout Payment") of up to $1,000,000 a year for each year beginning January 1st and ending December 31st for the years of 1998, 1999 and 2000 (each a "Calendar Year"), calculated for the purposes of this Section 4 as follows for each Calendar Year:

(a) In the event that EBIT (as defined herein) for a Calendar Year equals or exceeds 85% of the EBIT Target (as defined herein) for such Calendar Year, Employee shall be paid an Earnout Payment for a Calendar Year equal to $1,000,000 multiplied by the product (which product of this subclause (i) and (ii) shall not be in excess of the value of one (1)) of (i) actual Metro Net Billings (as defined herein) for the year divided by the Metro Net Target (as defined herein) for the Calendar Year, and (ii) actual EBIT divided by the EBIT Target for the appropriate Calendar Year. For example, if 1998 EBIT is $680,440 (approximately 90% of the EBIT Target) and actual Metro Net Billings for 1998 are $765,000 (approximately 50% of $1,530,229), Employee's Earnout Payment for Calendar Year 1998 will be approximately $450,000.

(b) No Earnout Payment shall be payable to Employee for any Calendar Year for which actual EBIT is less than 85% of the EBIT Target; provided, however, that, regardless of actual EBIT, Employee shall receive the full Earnout Payment in any Calendar Year for which 100% of the Metro Net Target is achieved, as measured by actual Metro Net Billings.

(c) If no Earnout Payment is due Employee as provided in subclause (a) and (b) of this Section in any one Calendar Year (i) Employee shall be entitled to an Earnout Payment in the next succeeding Calendar Year based on the same formula and values for Metro Net Target and EBIT Target as the Calendar Year for which no earnout was payable; (ii) the EBIT Target and Metro Net Target for the remaining Calendar Year(s), if any, will be correspondingly adjusted forward to apply to the next Calendar Year(s) thereafter, and (iii) MSGI shall have the option to extend Employment Term for one additional year.

(d) The Earnout Payment shall be paid not later than forty-five (45) days after the last day of each Calendar Year (the "Payment Date"). MSGI shall pay Employee each Earnout Payment in shares ("Earnout Shares") of common stock of MSGI, par value $.01 per share ("Common Stock"); provided, however, that Employee may elect to receive up to twenty-five percent (25%) of the Earnout Payment in a Calendar Year in cash; provided, further, MSGI and Employee may mutually agree that fifty percent (50%) of the Earnout Payment in a Calendar Year may be payable in cash. The Earnout Shares shall be unregistered shares of common stock which MSGI shall cause to be registered under the Securities Act of 1933 within 90 days of receipt by Employee. The Earnout Shares shall be valued at the average of the closing prices for Common Stock as reported by NASDAQ for the last 30 trading days prior to the three (3) business days before the Payment Date.

(e) For purposes of calculating Earnout Payment in Calendar Year 1998, the actual Metro Net Billings for 1998 shall include 1997 billings for Fairfield Mint, McCord Travel and New England Journal of Medicine, and billings for business introduced by the Companies to MSGI between October 3, 1997 and December 31, 1997.

(f) At any time up to June 30, 1998 Employee, at his sole discretion, shall be entitled to defer the beginning of the term of his Earnout Payments to commence on July 1, 1998, and if such election is made the Calendar Year(s) for all purposes of this Agreement shall begin on July 1, for the years 1998, 1999, 2000 and end on June 30, respectively, for the years 1999, 2000 and 2001. MSGI shall give Employee, not more than 30 days after the end of each month, a report of actual Metro Net Billings for such month.

(g) The Board of Directors of MSGI shall consider each year, after a meeting of which Employee is permitted to make a presentation to the Board, whether, and if so to what extent, the actual Metro Net Billings for that Calendar Year shall be deemed to include MSGI's billings for telemarketing, Internet or other services to clients originally introduced to MSGI, for those services or others, by the Companies.

(h) In no event, shall Employee be entitled to any Earnout Payment for any period following December 31, 2000; provided, however, (i) if the Calendar Year is extended to December 31, 2001 pursuant to the operation of Section 4(c), the Employee shall not be entitled to any such payout for any period following such extended date, (ii) if Employee has made the election set forth in Section 4(f) then he shall not be entitled to any such payout for any period following June 30, 2001 or (iii) if Employee has made the election set forth in Section 4(f) and if the Calendar Year is extended pursuant to the operation of Section 4(c), the Employee shall not be entitled to any Earnout Payment after June 30, 2002.

(i) Upon the written request of Employee, MSGI the Companies and Employee shall amend this Agreement as requested by Employee and agreed upon by MSGI solely for the purpose of re-allocating Earnout Payment due Employee. Nothing in this
Section 4(i) shall affect the computation of the Earnout Payment as set forth in this Section 4.

(j) The parties hereto acknowledge that the determination of Earnout Payment shall not be adversely impacted by MSGI's inability to service the computer processing needs of the Company's clients; provided, that Employee shall notify the Chief Executive Officer of MSGI in writing, in accordance with Section 14 hereof, of such inability and; provided, further, that MSGI shall have 30 days from receipt of such notice to cure any defect.

For the purposes of this Agreement EBIT Target and Metro Net Target shall have the following values in each Calendar Year:

        Calendar Year              EBIT Target            Metro Net Target
        -------------              -----------            ----------------
           1998                    $ 756,000                 $1,530,229
           1999                    1,025,000                  1,660,451
           2000                    1,182,000                  1,803,122

provided, however, that the Metro Net Target for each Calendar Year shall be reduced by the same percentage as EBIT for that same year exceeded the applicable EBIT Target.

For the purposes of this Agreement, "EBIT" is defined as earnings of the Companies before charges for increased depreciation expense attributable to the transactions contemplated by this Agreement, interest expense and taxes, without any allocations to the Companies of expenses of MSGI including, without limitation, any allocations for MSGI's general administrative and overhead expenses or goodwill, MSGI's audit expenses by Coopers & Lybrand's or any other accounting firm employed by MSGI.

For the purposes of this Agreement, "Metro Net Billings" is defined as all billings of MSGI, its subsidiaries and affiliates for electronic data processing services for clients originally introduced by the Companies, net only of external charges which are defined as charges for National Change of Address, data/phone appendage, shipping, computer storage media and sales tax.

                  5. Expenses;  Vacations;  Location.
Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of MSGI. Employee shall be entitled to six (6) weeks paid vacation time in accordance with then regular procedures of MSGI governing executives as determined from time to time by the MSG's Board of Directors and communicated, in writing to Employee. Employees principal office shall not be relocated without his written consent to a location more than 25 miles from its present location.

                  6.  Representations  and  Warranties  of  Employee.
Employee represents and warrants to the MSGI and the Companies that: (i) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Companies and MSGI hereunder; and (ii) subject to a hearing impairment disclosed to MSGI, Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

                  7.  Non-Competition.

(a) Employee agrees that during the Employment Term he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Companies or MSGI, except that in each case the provisions of this Section 7 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

(b) If this Agreement is terminated "For Cause" (as defined in Section 10, hereof), Employee, for a period of three (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Companies or MSGI during the three years prior to the date of such termination to cease doing business with the Companies or MSGI or to do business with any other enterprise that is engaged in the same or similar business to that of the Companies or MSGI. If this Agreement is terminated other than for Cause, the restrictions in the preceding sentence shall be applicable to Employee for only a period of one (1) year from the date of termination.

(c) Employee acknowledges that: (i) the consideration for this Agreement not to compete includes the consideration he received in the Earnout Shares; (ii) monetary damages are not sufficient to compensate MSGI and the Companies for a breach of this Agreement; (iii) MSGI and the Companies shall be irreparably harmed if Employee breaches this covenant not to compete; and (iv) the issuance of injunctive relief on behalf of MSGI and the Companies is appropriate to remedy any such breach.

                  8. Inventions;  Patents;  Copyrights.
Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by the Companies under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Companies or MSGI may then be engaged shall belong to the Companies or MSGI; and forthwith upon request of the Companies or MSGI, Employee shall execute all such assignments and other documents and take all such other action as the Companies or MSGI may reasonably request in order to vest in the Companies or MSGI all of his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  9. Confidential  Information.
Any information concerning the business and affairs of MSGI or the Companies that is not generally available to the public ("Confidential Information") which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Companies under this Agreement, relating to the business of the Companies or MSGI or of any customer or supplier of the Companies or MSGI, shall not be published, disclosed or made accessible by him other than in the ordinary conduct of his duties hereunder to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Companies and MSGI. Employee shall return all tangible evidence of such Confidential Information to the Companies or MSGI prior to or at the termination of his employment.

                  10.  Termination.

(a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" then the Companies shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall: (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the material detriment of the Companies or MSGI, (iii) commit an act of moral turpitude to the material detriment of the Companies or MSGI, (iv) commit an act of fraud against the Companies or MSGI, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice thereof; provided, that in the case of a termination pursuant to (ii), (iii) or (iv) such determination must be made by the Board of Directors of MSGI after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated "For Cause" pursuant to Section 10(a), then Employee shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

(b) In the event that Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days written notice to Employee, and no further compensation (other than accrued but unpaid Base Salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

(c) In the event that Employee shall die, then this Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid Base Salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

(d) In the event this Agreement is terminated without cause, Employee shall be paid an Earnout Payment consisting of a single lump sum distribution in the stock of MSGI (with no present value adjustment) equal to the $1,000,000 for each Calendar Year, or any portion thereof, remaining as of the date of such termination. Such payments shall be made within 60 days from the date of such termination. The value of the Common Stock of MSGI used in such payments shall be based on the average closing price of the Common Stock on NASDAQ for the thirty days after such termination.

                  11.  Merger.
In the event of a future disposition of the properties and business of MSGI, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise where 51% or more of MSGI Common Stock is acquired by a party which is not an affiliate of MSGI ("Change of Control"), Employee shall receive an Earnout Payment consisting of a single lump sum distribution (with no present value adjustment) equal to $1,000,000 for each Calendar Year, or any portion thereof, remaining as of the date of the Change of Control.

                  12. Survival.
The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  13.  Modification.
This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  14.  Notices.
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by telecopier, by Federal Express, certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). In the case of a notice to the Companies or MSGI, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn: Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not constitute notice) shall be delivered to Drinker Biddle & Reath, Suite 300, 1000 Westlakes Drive, Berwyn, PA 19312, Attention: Thomas E. Wood. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, all other notices shall be deemed given when sent, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  15.  Waiver.
Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against who the waiver is asserted.

                  16. Binding Effect.
Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Companies and its successors and those who are its assigns.

                  17.  Headings.
The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18.  Counterparts; Governing  Law.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York, and of any federal court located in the State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                         MARKETING SERVICES GROUP, INC.


                                         By:  /s/ J. Jeremy Barbera
                                         ------------------------------
                                         Title: Chief Executive Officer


                                         By:  /s/ Stephen M. Reustle
                                         ------------------------------


                                         MEDIA MARKETPLACE, INC.


                                         By:  /s/ Stephen M. Reustle
                                         ------------------------------
                                         Title: President



                                         MEDIA MARKETPLACE MEDIA DIVISION, INC.


                                         By:  /s/ Stephen M. Reustle
                                         ------------------------------
                                         Title: President

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